EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 filed on September 17, 2010) pertaining to the Amended and Restated 2004 Trinity Industries, Inc. Stock Option and Incentive Plan of our reports dated February 18, 2010 with respect to the consolidated financial statements and schedule of Trinity Industries, Inc. and the effectiveness of internal control over financial reporting of Trinity Industries, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.
                                                                /s/ ERNST & YOUNG LLP
Dallas, Texas
September 13, 2010